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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-149319, 333-180243, 333-182996, 333-183560, 333-188640, 333-191429 on Form S-3, and Registration Statement Nos. 333-137311, 333-151428, 333-166893, 333-180099, 333-183559 and 333-188948 on Form S-8, of our reports dated February 26, 2015, relating to the financial statements and financial statement schedules of Halcon Resources Corporation, and the effectiveness of Halcon Resources Corporation's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Halcon Resources Corporation for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 26, 2015

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM